UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SITO MOBILE, LTD.

(Name of Registrant as Specified In Its Charter)

Stephen D. Baksa

Thomas Candelaria

Michael Durden

Itzhak Fisher

Thomas J. Pallack

Matthew Stecker

Thomas Thekkethala

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Copy to:

Andrew Hulsh, Esq.

Pepper Hamilton LLP

620 Eighth Avenue

New York, NY 10018-1405

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Mr. Stephen D. Baksa, Mr. Thomas Candelaria, Mr. Michael Durden, Mr. ltzhak Fisher, Mr. Thomas J. Pallack, Mr. Matthew Stecker and Mr. Thomas Thekkathala are filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with our solicitation of consents from the stockholders of SITO Mobile, Ltd. (the “Company” or the “Issuer”) to, among other things, remove and replace all of the current members of the Company’s Board of Directors other than Brent D. Rosenthal. On April 12, 2017, we initially filed a preliminary consent solicitation statement with the SEC in connection with its solicitation of consents. On May 2, 2017, we filed a definitive consent solicitation statement (the “Consent Solicitation Statement”) with the SEC.

On May 23, 2017, Mr. Baksa and Mr. Candelaria (together, the “Nominating Stockholders”) transmitted a letter (the “Delivery Letter”) to Mr. Richard O’Connell, the Interim Chief Executive Officer and Corporate Secretary of the Issuer (the “Interim CEO”) in which the Nominating Stockholders delivered written consents pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “Written Consents”), signed, in person or by proxy, by the holders of approximately 58% of the number of outstanding shares of common stock, par value $0.001 per share of the Issuer (the “Common Stock”) on the record date of May 1, 2017, which percentage exceeds the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares of Common Stock were present and voted.

The Issuer’s stockholders approved the following proposals (the “Proposals”) pursuant to the Written Consents:

1.	The purported amendment and restatement on March 23, 2017 by the Issuer’s Board of Directors (the “Board”) of the Bylaws of the Issuer (as so amended or restated, the “March Amended Bylaws”) was repealed and such March Amended Bylaws were replaced with the Bylaws previously provided as Annex II to the Reporting Persons’ definitive Consent Solicitation Statement, dated May 2, 2017 (the “New Bylaws”);
2.	The size of the Board was set at six (6) directors, notwithstanding any additions or subtractions of directors to or from the Board between April 12, 2017 and the date thereof;
3.	Each of Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty (the “Former Directors”) was removed from the Board; and
4.	Each of Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (the “Incoming Directors”) was elected to serve as a director of the Issuer.

The Delivery Letter also advised the Interim CEO that the Former Directors were no longer authorized to act on behalf of the Issuer, and requested that the Interim CEO instruct the Former Directors to refrain from any such actions, and from holding themselves out to anyone as having such authority.

The Delivery Letter requested the Interim CEO to confirm on or before 5:00 p.m., Eastern Standard Time, on May 24, 2017, (i) his acknowledgement of the immediate effectiveness of the Written Consents and, (ii) that in light of the changes to the composition of the Board, neither the Issuer nor anyone purporting to act on behalf of the Issuer, would act outside the ordinary course of business without the approval of the newly constituted Board or would make any material business decisions without the prior approval of the newly constituted Board.

Separately, also on May 23, 2017, the Nominating Stockholders transmitted a letter to the Interim CEO (the “Officer Letter”) in which the Nominating Stockholders informed the Interim CEO that the newly constituted Board had acted by unanimous written consent to terminate the employment and service of each of the Interim CEO and Mr. Lawrence Firestone, the Issuer’s former Interim Chief Financial Officer (together, the “Former Officers”), and removed them as officers of the Issuer. The Officer Letter also requested that the officers and employees of the Issuer be informed that the Former Officers no longer had legal authority with respect to the Issuer. In addition, the Officer Letter requested that employees and officers should refrain from making proprietary and confidential information available to the Former Officers and that employees and officers should deny the Former Officers access to the Issuer’s premises. Notwithstanding the letter to the Interim CEO, the Incoming Directors would be willing to consider working with the Interim CEO on a limited basis and in a different capacity following the effective change of the Issuer’s Board to ensure a smooth transition of the Issuer’s leadership. Finally, the Nominating Stockholders noted in the Officer Letter that the Incoming Directors and Mr. Brent Rosenthal were planning to visit the executive offices of the Issuer in the next week, and at such time, the Nominating Stockholders expected the books and records of the Issuer to be made available to them.

On May 24, 2017, the Nominating Stockholders were advised by the Issuer, through its legal counsel, that the Issuer is “not prepared to confirm the immediate effectiveness of any” of the Written Consents that were enclosed with the Delivery Letter until independent inspectors of election engaged by the Issuer for the purpose of performing promptly a review of the validity of the consents and revocations have completed their review, determined that the requisite number of valid and unrevoked Written Consents delivered to the Issuer in accordance with the March Amended Bylaws and applicable law have been obtained to authorize or take the actions specified in the consents, and certified such determination for entry in the records of the Issuer kept for the purpose of recording the proceedings of meetings of stockholders. The Nominating Stockholders believe that the provision in the March Bylaws purporting to provide that no action by written consent and without a meeting is effective until such time as independent inspectors of election engaged by the Issuer have, in essence, verified such written consents and certified their determination for entry in the records of the Issuer, is contrary to Delaware corporate law.

Further, the Nominating Stockholders believe that, in light of the substantial and unequivocal support by the holders of more than 58% of the Issuer’s outstanding Common Stock for each of the Proposals, including replacing all of the members of the Issuer’s Board (other than Brent Rosenthal) with the Incoming Directors and repealing the March Amended Bylaws and replacing them with the New Bylaws, the Issuer’s unwillingness to concede defeat and acknowledge the validity of the Written Consents, while seeking to impose another delay, reflects a complete disregard by the individual Former Directors—Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty—of their respective fiduciary duties to the Issuer and all of its stockholders and represents a waste of the Issuer’s assets. The Reporting Persons believe that it is in the best interests of the Former Directors and all of the Issuer’s stockholders for this matter to be resolved expeditiously and as amicably as possible, and that any perpetuation of this obstreperous conduct by the Former Directors will make a prompt resolution of these matters highly improbable and will clearly impede the Reporting Persons’ goal of effecting a smooth transition of leadership and authority to the properly and newly-elected Incoming Directors.

Accordingly, on May 24, 2017, Stephen D. Baksa, one of the Nominating Stockholders, filed the following actions, as plaintiff, with the Court of Chancery of the State of Delaware (the “Court”) against Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty, as defendants, and the Issuer, as nominal defendant:

•	Verified Complaint Under Section 225 of the Delaware General Corporation Law, pursuant to which Mr. Baksa is seeking a prompt determination by the Court that the Written Consents of the holders of a majority of the outstanding shares of the Issuer removing the Former Directors and electing the New Directors to fill the resulting vacancies are valid and effective, in light of the unwillingness by the Former Directors and the Issuer to confirm the immediate effectiveness of the Written Consents;
•	Motion For Expedited Proceedings, in which Mr. Baksa has asked the Court to consider the matters described in the Verified Complaint, referred to above, for trial on an expedited basis. Mr. Baksa believes that an expedited review of these matters is necessary to avoid any uncertainty about the leadership of the Issuer which, if prolonged, may cause substantial and irrevocable harm to the Issuer, and to protect the relationships between the Issuer and the investment community, lenders and other financial intermediaries, employees, customers, vendors and other important constituencies; and
•	Motion for Status Quo Order to restrain and enjoin Former Directors Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty from acting or purporting to act in any way, directly or indirectly, or causing any other person to act or purport to act, on behalf of the Issuer pending the final judgment by the Court on these matters.

Descriptions the Delivery Letter and the Officer Letter above are qualified in their entirety by the full text of each such letter, which are attached hereto.

Important Additional Information And Where To Find It

Messrs. Stephen D. Baksa, Thomas Candelaria, Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala are deemed to be participants in a solicitation of consents from the stockholders (the “Consent Solicitation”) of SITO Mobile, Ltd. Information regarding Mr. Baksa, Mr. Candelaria, the Nominees, and their respective interests in the Company by security holdings or otherwise can be found in the Consent Solicitation Statement (as defined below) filed with the Securities and Exchange Commission on May 2, 2017.

On May 2, 2017, Messrs. Baksa, Candelaria, Durden, Fisher, Pallack, Stecker and Thekkethala filed the definitive Consent Solicitation Statement and accompanying GOLD consent card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING GOLD CONSENT CARD AND OTHER DOCUMENTS FILED BY Mr. Baksa, Mr. Candelaria and the Nominees NAMED THEREIN WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Solicitation Statement, any amendments or supplements to the Consent Solicitation Statement, the accompanying GOLD consent card, and other documents filed by Mr. Baksa, Mr. Candelaria and the Nominees with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the following website: icommaterials.com/SITO, by writing to InvestorCom, 65 Locust Avenue, Suite 302, New Canaan, CT 06840, or by calling InvestorCom at (877) 972-0090.

May 23, 2017

VIA HAND DELIVERY

Richard O’Connell, Interim Chief Executive Officer

SITO Mobile, Ltd.

100 Town Square Place

Suite 204

Jersey City, NJ 07310

With a copy to:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

County of New Castle

Dear Mr. O’Connell:

On behalf of certain of the holders of common stock, par value $0.001 per share (the “Common Stock”), of SITO Mobile, Ltd. (the “Company”), enclosed with this letter as Exhibit A please find written consents pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “Written Consents”) signed, in person or by proxy, by the holders of approximately 58% of the number of outstanding shares of Common Stock on the record date of May 1, 2017, which percentage exceeds the minimum number of votes that would be necessary to authorize or take the actions specified below at a meeting at which all shares of Common Stock were present and voted, with the immediate effect of:

1.	Repealing the purported amendment and restatement on March 23, 2017 by the Company’s Board of Directors (the “Board”) of the Bylaws of the Company (as so amended or restated, the “March Amended Bylaws”) and replacing such March Amended Bylaws with the Bylaws attached hereto as Exhibit B (the “New Bylaws”);

2.	Setting the size of the Board at six (6) directors notwithstanding any additions or subtractions of directors to or from the Board between April 12, 2017 and the date hereof;

3.	Removing the following current members of the Board: Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty (and any other person or persons elected, appointed or

May 23, 2017

designated by the Board, or any committee thereof, to fill any vacancy or newly created directorship from May 2, 2017 until the date hereof) (the “Former Directors”), other than the Incoming Directors (as defined below) and Mr. Brent Rosenthal; and

4.	Electing each of Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (the “Incoming Directors”) to serve as a director of the Company.

As such, please be advised that in accordance with the Delaware General Corporate Law and other applicable law and Article I, Section 13 of the March Amended Bylaws (and Article I, Section 8 of the New Bylaws), each of the Former Directors is no longer authorized to act on behalf of the Company or to represent herself or himself as a director of the Company, and we hereby request that you instruct the Former Directors to refrain from taking any such actions, and from holding themselves out to anyone as having such authority.

We further hereby request that you inform the officers and employees of the Company that the Former Directors have no legal authority with respect to the Company and that such officers and employees must refrain from taking any action upon the direction of, or otherwise take any instruction from, the Former Directors. Finally, in order to ensure that only authorized persons have access to the tangible and intangible property of the Company, we hereby request that you and every other officer and employee of the Company refrain from making available any proprietary or confidential information of the Company to the Former Directors and deny the Former Directors access to the premises of the Company henceforth.

Please confirm on or before 5:00 pm, Eastern Standard Time, on May 24, 2017 that the Company acknowledges the immediate effectiveness of the Written Consents. Please also confirm that, in light of the changes to the composition of the Board, neither the Company nor anyone purporting to act on behalf of the Company will cause the Company to take an actions outside the ordinary course of business or will make any material business decisions without the prior approval of the newly constituted Board. We look forward to working with the Company to issue prompt notice of these actions to non-consenting stockholders of the Company in accordance with Section 228(e) of the Delaware General Corporate Law.

May 23, 2017

The new members of the Board hope to work with you and the Company to ensure a smooth transition and minimal disruption to the business and operations of the Company. Please do not hesitate to contact me with any questions.

Sincerely,

/s/ Stephen D. Baksa
Stephen D. Baksa

/s/ Thomas Candelaria
Thomas Candelaria

Enclosures

May 23, 2017

VIA EMAIL AND HAND DELIVERY

Richard O’Connell, Interim Chief Executive Officer

SITO Mobile, Ltd.

100 Town Square Place

Suite 204

Jersey City, NJ 07310

With a copy to:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

County of New Castle

Dear Mr. O’Connell:

Please be advised that the board of directors of SITO Mobile, Ltd. (the “Company”), consisting of Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (collectively, the “Incoming Directors”) and Mr. Brent Rosenthal have taken action by unanimous written consent, pursuant to which, among other things, the employment and service of each of Mr. Richard O’Connell and Mr. Lawrence Firestone (the “Former Officers”) has been terminated, and such persons have been removed as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, and from any other position that either of them may have with the Company or any subsidiary or affiliate of the Company.

We hereby request that you inform the officers and employees of the Company that the Former Officers have no legal authority with respect to the Company and that such officers and employees must refrain from taking any action upon the direction of, or otherwise take any instruction from, the Former Officers. Finally, in order to ensure that only authorized persons have access to the tangible and intangible property of the Company, we hereby request that you and every other officer and employee of the Company refrain from making available any proprietary or confidential information of the Company to the Former Officers and deny the Former Officers access to the premises of the Company henceforth.

The Incoming Directors and Mr. Rosenthal plan to visit and meet at the principal executive offices of the Company within the next week, and will be in touch the Company’s staff to schedule a specific date and time for such meeting. At such time, we expect all books and records of the Company to be made available to them.

May 23, 2017

The new members of the Board hope to work with you and the Company to ensure a smooth transition and minimal disruption to the business and operations of the Company. Please do not hesitate to contact me with any questions.

Sincerely,

/s/ Stephen D. Baksa
Stephen D. Baksa

/s/ Thomas Candelaria
Thomas Candelaria

Enclosures

Important Additional Information And Where To Find It

Messrs. Stephen D. Baksa, Thomas Candelaria and Michael Durden, ltzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (together, the “Nominees”) are deemed to be participants in a solicitation of consents from the stockholders of SITO Mobile Ltd (the “Company”). Information regarding Mr. Baksa, Mr. Candelaria, the Nominees, and their respective interests in the Company by security holdings or otherwise can be found in the Definitive Consent Solicitation filed with the Securities and Exchange Commission on May 2, 2017.

Mr. Baksa, Mr. Candelaria and the Nominees filed a definitive consent solicitation statement and accompanying GOLD consent card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING GOLD CONSENT CARD AND OTHER DOCUMENTS FILED BY Mr. Baksa, Mr. Candelaria and the Nominees WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Consent Solicitation Statement, any amendments or supplements to the Consent Solicitation Statement, the accompanying GOLD consent card, and other documents filed by Mr. Baksa, Mr. Candelaria and the Nominees with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are available at no charge at the following website: icommaterials.com/SITO, by writing to InvestorCom, 65 Locust Avenue, Suite 302, New Canaan, CT 06840, or by calling InvestorCom at (877) 972-0090.